CONSULTING AGREEMENT


This Consulting Agreement ("Agreement") is made by and between Peter Hamilton Consulting ("Consultant") with a mailing address at 201 Elton Park Road, Oakville, Ontario L6J 4C2 and VentureDrive.com Inc., ("VentureDrive") an Ontario registered company with offices at 2345 Yonge Street, Suite 401, Toronto, Ontario M4P 2E5.

                                   WITNESSETH

         WHEREAS, Consultant or its employees have substantial skill and experience in the field of entrepreneurship, venture capital and investment and,

         WHEREAS, VentureDrive desires to hire Consultant and Consultant desires to provide services to VentureDrive,

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the terms and conditions set forth herein.


                          ARTICLE 1: STATEMENT OF WORK

         Consultant shall provide the following services to VentureDrive:

      o  Perform duties of President and CEO


These services shall be provided under the direction of the Board of Directors.


                             ARTICLE 2: COMPENSATION

For the complete, satisfactory, and timely performance of services hereunder Consultant will be paid a professional fee of Eight Thousand Dollars Canadian ($8,000.00) per month and will be reimbursed for reasonable out of pocket expenses incurred in performance hereof in accordance with company expense policies.


                    ARTICLE 3: PROGRESS REPORTING AND PAYMENT

Consultant shall provide to VentureDrive progress reports from time to time stating accomplishments and work completed. Invoices should be submitted on a monthly basis.


                         ARTICLE 4: PLACE OF PERFORMANCE

VentureDrive will provide from time to time work facilities at 2345 Yonge Street, Suite 401, Toronto or other locations as may be in effect from time to time for use by the Consultant on an as needed basis at the Consultant's request. However Consultant shall be responsible for maintaining Consultant's own office facilities.


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                    ARTICLE 5: INDEPENDENT CONSULTANT STATUS

Consultant shall perform work hereunder solely as an independent contractor to, and not as an employee, agent, partner or joint venturer of VentureDrive. Consultant shall not be entitled to benefits that may be afforded from time to time to VentureDrive employees, including without limitation vacation pay, holidays, sick leave, worker's compensation and unemployment insurance. Further VentureDrive shall not be responsible for withholding or paying any taxes or social security on behalf of Consultant. Consultant shall be fully responsible for any such withholding or paying of taxes or social security.

                      ARTICLE 6: ASSIGNMENT AND DELEGATION

Neither party shall assign or delegate this Agreement or any rights, duties or obligations hereunder without the express written consent of the other

                           ARTICLE 7: ENTIRE AGREEMENT

This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior negotiations or representations or independent contract agreements whether written or oral. This agreement may be amended only by written instrument signed by the Parties.

                            ARTICLE 8: HOLD HARMLESS

Consultant, shall indemnify, defend and hold VentureDrive harmless from and against any suits, claims, damages, expenses, costs and liabilities arising out of Consultant's negligent acts, omissions or wrongful conduct in the course of performance of this agreement including, without limitation, the breach or failure of the warranties and representations set forth herein.

Consultant shall indemnify, defend and hold VentureDrive harmless from and against any claim of infringement of any patent or copyright with respect to all information, documents and systems developed and/or delivered by Consultant pursuant to this agreement. Should any information, documents and systems developed and/or delivered by the Consultant under this Agreement become or in the Consultant's opinion be likely to become the subject of a claim of infringement of a copyright or patent, Consultant shall at its option use its best efforts to either procure for VentureDrive the right to continue using the information, documents and systems developed and/or delivered by the Consultant under this Agreement, or shall replace or modify the information, documents and systems and/or delivered by the Consultant under this Agreement to make it non-infringing.

                       ARTICLE 9: CONFIDENTIAL INFORMATION

Consultant acknowledges and agrees that in the course of the performance of the services pursuant to this Agreement, Consultant may be given access to, or come into possession of confidential information of VentureDrive and its clients which may relate to trade secrets, proprietary data or other confidential matters. Consultant acknowledges and agrees that it will not use, duplicate or divulge to others any such confidential information, including without limitation trade secrets from VentureDrive or any of its customers. Confidential information as used herein includes information, materials, products and deliverables developed during, and discoveries and contributions made by

Consultant in the performance of this Agreement. All tangible embodiments of such information shall be delivered to VentureDrive by Consultant upon termination hereof, or upon request by VentureDrive, whichever first occurs.


                        ARTICLE 10: TERM AND TERMINATION

Either party may terminate under this Agreement at anytime by giving the other party seven (7) days written notice, by mail or delivery to the address listed on the first page hereof. On said termination if such is purely for the parties' convenience, Consultant shall be paid for all services provided up to termination. Unless earlier terminated as provided herein, this Agreement shall be in effect for a period of one year from May 1, 2000 with the option to renew by a signed written amendment by both parties for an additional period of one
(1) year. Further renewals of this agreement are at the option of the parties. The provisions of Articles 8, 9, and 11 shall survive termination or expiration hereof.

                   ARTICLE 11: WARRANTIES AND REPRESENTATIONS

Consultant warrants and represents that neither the execution, delivery nor performance of this Agreement constitutes a breach or violation of any contract or agreement to which it is a party or by which it is in any manner bound. Consultant further warrants and represents that it has no interests or obligations, nor during the term hereof will it acquire any interests or obligations, which conflict with or hamper its ability to perform as required hereby.

                              ARTICLE 12: INSURANCE

         Consultant shall provide statutory workmen's compensation and general insurance and contractual liability insurance in sufficient amounts to cover liability of Consultant that may arise hereunder.

                        ARTICLE 13: INTELLECTUAL PROPERTY

         Consultant hereby assigns any and all rights, title and interest, including but not limited to, copyrights, trade secrets, moral and proprietary rights to the information, materials, products and deliverables specifically developed at the request of VentureDrive during the performance of this Agreement to VentureDrive. VentureDrive acknowledges that Consultant may have from time to time obligations to develop other products not related to venture capital and investment and specifically excludes copyrights, trade secrets, moral and proprietary rights to the information, materials, products and deliverables developed for others. Provided that the Consultant has been paid in full for all amounts owing, all work performed under this Agreement and all information, materials, products and deliverables developed specifically for VentureDrive pursuant to this Agreement shall be the exclusive property of VentureDrive and all title and interest therein shall vest in VentureDrive. All such information, materials, products and deliverables shall be deemed to be "works made for hire" under the Untied States Federal and Canadian Copyright Law. Pursuant to its exclusive proprietary rights, VentureDrive shall have the sole and exclusive right inter alia to use, modify or adapt the information, materials, products or deliverables that Consultant has developed during the performance of this Agreement. Consultant agrees to give VentureDrive all necessary assistance required to perfect such assignment of rights defined in this Article 13.

                        ARTICLE 14: RESTRICTIVE COVENANT

During the term of this Agreement and for a period of one year after the last date of services to VentureDrive, Consultant agrees that he will provide no services to any other party using the information gained from performing services for VentureDrive save and except the experience gained in the Venture Capital market. Consultant agrees that after termination he/she will seek the approval of VentureDrive prior to signing a service agreement or entering employment with another party which approval will not be unreasonably withheld.

                           ARTICLE 15: APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

         IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives.


Consultant Name:                        VentureDrive.com Inc.


Signature:                              Signature:
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Date:                                    Date:
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